UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 30, 2005
PARLEX CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	0-12942	04-2464749

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE PARLEX PLACE, METHUEN, MA	01844

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (978) 685-4341.
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
Amendment No. 1 to the Agreement and Plan of Merger
Parlex Corporation (the “Company”), a Massachusetts corporation, has agreed with Johnson Electric Holdings Limited, a Bermuda corporation (“JE Holdings”), J.E.C. Electronics Sub One, Inc., a Massachusetts corporation that is wholly-owned by one or more wholly-owned subsidiaries of JE Holdings (“Parent”), and J.E.C. Electronics Sub Two, Inc., a Massachusetts corporation that is wholly-owned by Parent (“Purchaser”), to amend the Agreement and Plan of Merger, dated as of August 18, 2005 (the “Merger Agreement”). Subject to the terms of Amendment No. 1 to the Merger Agreement, dated as of August 24, 2005 (the “Amendment”), JE Holdings, Parent, Purchaser and the Company agreed to amend Section 8.1(b) of the Merger Agreement to specify that the “Termination Date” is January 15, 2006.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment filed as Exhibit 2.2 and incorporated herein by reference.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
     (c) The following Exhibit is filed as part of this report:
2.2	Amendment No. 1 to the Agreement and Plan of Merger, dated as of August 24, 2005 among Johnson Electric Holdings Limited, J.E.C. Electronics Sub One, Inc., J.E.C. Electronics Sub Two, Inc., and Parlex Corporation

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARLEX CORPORATION (Registrant)
Date: August 31, 2005	By:	/s/ Jonathan R. Kosheff
		Name:	Jonathan R. Kosheff
		Title:	Chief Financial Officer